Exhibit 99.1

SUNNYVALE, Calif., April 8, 2013 -- Pharmacyclics, Inc. (Nasdaq: PCYC) today announced results from a Phase II trial of the investigational oral agent ibrutinib which demonstrated rapid and sustained disease control as a monotherapy in untreated, relapsed and refractory chronic lymphocytic leukemia (CLL) patients, irrespective of characteristics that predict poor outcomes to chemoimmunotherapy.

This study was discussed at today’s American Association for Cancer Research (AACR) annual meeting in Washington, DC together in addition to 8 other presentations covering advances in clinical and pre-clinical research with ibrutinib. The Phase II study, which was sponsored by the National Heart, Lung and Blood Institute, included an analysis of two CLL patient cohorts: the elderly, above 65 years of age, (n=24, of which 8 were treatment naive) and the high risk genetic group with a deletion of chromosome 17p (del 17p) (n=29, of which 15 were treatment naive). Many elderly patients with CLL are unable to tolerate aggressive therapies. Patients with deletion of chromosome 17p typically are poor responders to chemoimmunotherapy and have limited treatment options with no standard of care defined. Of all CLL patients enrolled in this trial, 72% had been characterized as Rai stage 3-4, indicating an advance stage, high risk patient population.

The results of the study were presented by lead investigator Adrian Wiestner, M.D., PhD, Hematology Branch, NHLBI, National Institutes of Health. “Ibrutinib was highly efficacious as a single agent in patients with untreated, relapsed and unresponsive CLL, irrespective of their del 17p status,” Dr. Wiestner said. “Responses in this study appear to be durable, and results indicate the drug is effective against the disease in lymph nodes, spleen and bone marrow. This is important because existing therapies often fail to effectively eliminate cancer cells in these tissue sites. Targeted therapy for CLL is becoming a reality, and this new approach may greatly improve the lives of patients with this disease.”

The study also evaluated in vivo effects of ibrutinib using blood and tissue samples collected before and during treatment. Ibrutinib demonstrated rapid and sustained disease control in blood, lymph nodes, spleen and bone marrow. After 6 months, 95 percent of patients experienced a reduction in lymph node size and all showed reduction in spleen enlargement, with a median reduction of 55 percent. In 26 patients, for whom a bone marrow biopsy was done, tumor infiltration decreased by 82 percent.

The Progression Free Survival probability for these patients at 12 months was estimated to be 94 percent. Most adverse events were mild and manageable and included diarrhea, fatigue and rash, severe events occurred in less than 13 percent of patients.

“We are very pleased with the continued research that is being demonstrated at AACR across 9 different presentations. These advances show the potential breadth of the ibrutinib program and provide further opportunities for us to pursue. We are grateful for the continued support of our collaborators, investigators, patients and shareholders,” said Bob Duggan, CEO and chairman of the board.

Ibrutinib has been designated as a FDA Breakthrough Therapy in CLL patients with deletion 17p, based on data from completed Phase I/II clinical studies, where ibrutinib as a monotherapy was used to treat patients with this disease. Ibrutinib has the potential to improve the outcome in this serious and life-threatening disease, and may provide a substantial improvement over existing therapies for this indication.

About Chronic Lymphocytic Leukemia

CLL is the most common type of leukemia, a cancer of the white blood cells. CLL is a B cell cancer that originates in the bone marrow. Approximately 16,000 patients in the US are diagnosed each year with CLL. The prevalence of CLL is approximately 113,000 in the US. The disease is a chronic disease of the elderly with an average survival of about 5 years. Patients commonly receive multiple lines of treatment over the course of their disease. CLL and Small lymphocytic lymphoma (SLL) are considered the same underlying disease. SLL is a disease that is limited to the lymph nodes.

About Ibrutinib

Janssen Biotech, Inc. and Pharmacyclics entered a collaboration and license agreement in December 2011 to co-develop and co-commercialize ibrutinib. Ibrutinib was designed to specifically target and selectively inhibit an enzyme called Bruton’s tyrosine kinase (BTK). BTK is a key mediator of at least three critical B-cell pro-survival mechanisms occurring in parallel — regulation of apoptosis, adhesion, and cell migration and homing. Through these multiple signals, BTK regulation helps to direct malignant B-cells to lymphoid tissues, thus allowing access to a micro environment necessary for survival.

The effectiveness of ibrutinib alone or in combination with other treatments is being studied in several B-cell malignancies, including chronic lymphocytic leukemia/small lymphocytic lymphoma, mantle cell lymphoma, diffuse large B-cell lymphoma, follicular lymphoma, Waldenstrom’s macroglobulinemia and multiple myeloma. To date five Phase III trials have been initiated with ibrutinib and a total of 26 trials are currently registered on www.clinicaltrials.gov.

About Pharmacyclics

Pharmacyclics® is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of cancer and immune mediated diseases. Our mission and goal is to build a viable biopharmaceutical company that designs, develops and commercializes novel therapies intended to improve quality of life, increase duration of life and resolve serious unmet medical healthcare needs; and to identify promising product candidates based on scientific development and administrational expertise, develop our products in a rapid, cost-efficient manner and pursue commercialization and/or development partners when and where appropriate.

Presently, Pharmacyclics has three product candidates in clinical development and several preclinical molecules in lead optimization. The Company is committed to high standards of ethics, scientific rigor, and operational efficiency as it moves each of these programs to viable commercialization.

The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, among others, relating to our future capital requirements and the sufficiency of our current assets to meet these requirements, our future results of operations, our expectations for and timing of ongoing or future clinical trials and regulatory approvals for any of our product candidates, and our plans, objectives, expectations and intentions. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance or achievements to differ materially from those projected in, or implied by, these forward-looking statements. Factors that may cause such a difference include, without limitation, our need for substantial additional financing and the availability and terms of any such financing, the safety and/or efficacy results of clinical trials of our product candidates, our failure to obtain regulatory approvals or comply with ongoing governmental regulation, our ability to commercialize, manufacture and achieve market acceptance of any of our product candidates, for which we rely heavily on collaboration with third parties, and our ability to protect and enforce our intellectual property rights and to operate without infringing upon the proprietary rights of third parties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements and no assurance can be given that the actual results will be consistent with these forward-looking statements. For more information about the risks and uncertainties that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

SOURCE Pharmacyclics, Inc.